Page 1 of 20 EMPLOYMENT AGREEMENT Between: JAMES KESSLER (the “Executive”) And: RITCHIE BROS. AUCTIONEERS (CANADA) LTD., a corporation incorporated under the laws of Canada (the “Employer”) WHEREAS: A. The Employer is in the business of asset management and disposition of industrial equipment; and B. The Employer and the Executive wish to enter into an employment relationship on the terms and conditions as described in this Agreement; NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the payment of $50 to the Executive, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by both parties, the Employer and the Executive agree as follows: 1. EMPLOYMENT a. The Employer agrees to employ the Executive pursuant to the terms and conditions described in this Agreement, including the appendices to this Agreement, and the Executive hereby accepts and agrees to such employment. Unless otherwise defined, the defined terms in this Agreement will have the same meaning in the appendices hereto. b. The Executive will be employed in the position of Chief Executive Officer and such other duties and responsibilities consistent with his position as may be assigned by the Employer from time to time. The Executive will be the senior-most officer of the Employer with overall responsibility for the business and operations of the Employer c. The Executive’s new position with the Employer commenced effective August 1, 2023 (the “Commencement Date”), and the Executive’s employment hereunder will continue for an indefinite period of time until terminated in accordance with the terms of this Agreement or applicable law (the “Term”). The payment of $50 described in the preamble to this Agreement is paid in consideration of the Executive’s acceptance of the terms of this Agreement.

Page 2 of 20 d. On or about the Commencement Date, the Executive will be appointed as a member of the Board of Directors of RB Global, Inc. (“Parent”). Thereafter, during the Term, the Executive will be nominated to continue as a director at each annual meeting of shareholders that occurs during the Term, for a term equal to that of other directors being nominated at such meeting. The Executive agrees that upon termination of the Executive’s employment as Chief Executive Officer in accordance with the termination provisions set forth in this Agreement, the Executive shall be deemed to have immediately resigned as a director of the Parent, and he will immediately on request from the Employer execute and provide to the Employer any further documentation to confirm such resignation(s) and to remove himself as a signatory on any accounts maintained by the Employer, the Parent or any of the Employer’s other affiliates (or any of their respective benefits plans). e. During the Term, the Executive will at all times: i. well and faithfully serve the Employer, and act honestly and in good faith in the best interests of the Employer, the Parent, and any of the Employer’s other affiliates; ii. devote all of the Executive’s business time, attention and abilities, and provide his best efforts, expertise, skills and talents, to the business of the Employer, except as provided in Section 2(b); iii. adhere to all generally applicable written policies of the Employer, and obey and observe to the best of the Executive’s abilities all lawful orders and directives, whether verbal or written, of the Board; iv. act lawfully and professionally, and exercise the degree of care, diligence and skill that an executive employee would exercise in comparable circumstances; and v. to the best of the Executive’s abilities perform the duties and exercise the responsibilities required of the Executive under this Agreement. 2. PRIOR COMMITMENTS AND OUTSIDE ACTIVITIES a. The Executive represents and warrants to the Employer that the Executive has no existing common law, contractual or statutory obligations to his former employer or to any other person that will conflict with the Executive’s duties and responsibilities under this Agreement. b. During the term of this Agreement, the Executive will not be engaged directly or indirectly in any outside business activities, whether for profit or not-for-profit, as principal, partner, director, officer, active shareholder, advisor, employee or otherwise, without first having obtained the written permission of the Employer, such permission not to be unreasonably withheld, having due regard to the Executive’s time commitments and avoidance of any conflicts of interest. For greater clarity, the Executive’s position with Percheron Capital is expressly acknowledged. 3. POLICIES a. The Executive agrees to comply with all generally applicable written policies applying to the Employer’s staff that may reasonably be issued by the Employer from time to time. The Executive agrees that the introduction, amendment and administration of such generally applicable written policies are within the sole discretion of the Employer. If the Employer introduces, amends or deletes such generally applicable written policies, such introduction,

Page 3 of 20 deletion or amendment will not constitute a constructive dismissal or breach of this Agreement. If there is a direct conflict between this Agreement and any such policy, this Agreement will prevail to the extent of the inconsistency. 4. COMPENSATION a. Effective as of the Commencement Date, and continuing during the Term, the Executive will earn the following annual compensation, less applicable statutory and regular payroll deductions and withholdings: Compensation Element $US Annual Base Salary $850,000 (the “Base Salary”) Annual Short-Term Incentive 125% of Base Salary at Target (the “STI Bonus”) (0% - 200% of STI bonus target based on actual performance) Annual Long-Term Incentive Grant Targeted at $11.4 million (the “LTI Grant”) Those eligible to participate in the Employer’s long-term incentive plan (LTI Plan) may be entitled to receive an equity award subject to the terms set forth in the relevant shareholder-approved equity plan. Grants under the LTI Plan are made at the complete discretion and subject to the approval of the Compensation Committee and are based on the recommendation of the senior management or the CEO of the Parent. b. The structure of the STI Bonus and LTI Grant will be consistent with those granted to the Employer’s other executives, and is subject to amendment from time to time by the Employer. c. The specific terms and conditions for the LTI Grant (including but not limited to the provisions upon termination of employment) will be based on the relevant plan documents, subject to amendments from time to time by Parent. d. Notwithstanding any other provisions in this Agreement to the contrary, and subject to any minimum requirements of applicable employment standards legislation, the Executive will be subject to any written clawback/recoupment policy of the Employer in effect from time-to- time, allowing the recovery of incentive compensation previously paid or payable to the Executive in cases of proven misconduct or material financial restatement, whether pursuant to the requirements of Dodd-Frank Wall Street Reform and the Consumer Protection Act, the listing requirements of any national securities exchange on which common stock of the Employer is listed, or otherwise. 5. BENEFITS a. The Executive will be eligible to participate in the Employer’s US group benefit plans, subject to the terms and conditions of said plans and the applicable policies of the Employer and applicable benefits providers. Subject to the Executive’s eligibility and the terms and

Page 4 of 20 conditions of the plans, such benefits will include, without limitation, United States medical coverage satisfying the minimum essential coverage requirements under the United States Patient Protection and Affordable Care Act, short-term and long-term disability coverage, and term life insurance. b. The liability of the Employer with respect to the Executive’s employment benefits is limited to the premiums or portions of the premiums the Employer regularly pays on behalf of the Executive in connection with said employee benefits. The Executive agrees that the Employer is not, and will not be deemed to be, the insurer and, for greater certainty, the Employer will not be liable for any decision of a third-party benefits provider or insurer, including any decision to deny coverage or any other decision that affects the Executive’s benefits or insurance. c. The Employer will reimburse the Executive for up to $15,000 per annum for expenses related to professional advice concerning tax planning and compliance. Reimbursement for such professional advice will be reported as a taxable benefit. d. The Executive will be eligible to contribute to the Employer’s US-based 401(k) savings plan pursuant to the terms of that plan. e. The Executive will be eligible to participate in the Employer’s Employee Share Purchase Plan, in accordance with the terms of that plan. f. The Executive will receive a car allowance of $15,000 per annum. 6. EXPENSES a. The Employer will reimburse the Executive, in accordance with the Employer’s policies, for all authorized travel and other out-of-pocket expenses actually and properly incurred by the Executive in the course of carrying out the Executive’s duties and responsibilities under this Agreement. 7. HOURS OF WORK AND OVERTIME a. Given the management nature of the Executive’s position, the Executive is required to work additional hours from time to time, and is not eligible for overtime pay. The Executive acknowledges and agrees that the compensation provided under this Agreement represents full compensation for all of the Executive’s working hours and services. 8. PAID TIME OFF (PTO) a. The Executive will earn up to five (5) weeks (or twenty-five (25) business days) of paid time off (PTO) per annum, pro-rated for any partial year of employment. b. The Executive will take his PTO subject to business needs, and in accordance with the Employer’s PTO policy in effect from time to time. c. Annual PTO must be taken and may not be accrued, deferred or banked without the Employer’s written approval.

Page 5 of 20 9. TERMINATION OF EMPLOYMENT a. Termination for cause: The Employer may terminate the Executive’s employment at any time for Cause, immediately upon written notice to the Executive of his termination for cause. In this Agreement, “Cause” means the willful and continued failure by the Executive to substantially perform, or otherwise properly carry out, the Executive’s duties on behalf of RBA Pubco or an affiliate, or to follow, in any material respect, the lawful policies, procedures, instructions or directions of the Employer or any applicable affiliate (other than any such failure resulting from the Executive’s disability or incapacity due to physical or mental illness), or the Executive willfully or intentionally engaging in illegal or fraudulent conduct, financial impropriety, intentional dishonesty, breach of duty of loyalty or any similar intentional act which is materially injurious RBA Pubco or an affiliate, or which may have the effect of materially injuring the reputation, business or business relationships of the Employer or an affiliate, or any other act or omission constituting just cause for termination of employment without notice or pay in lieu of notice at common law. For the purposes of this definition, no act, or failure to act, on the part of an Executive shall be considered “willful” unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive’s action or omissions were in, or not opposed to, the best interests of the Employer and its affiliates. In the event of termination for Cause: i. subject only to any rights under section 9 a ii below and any minimum requirements under applicable employment standards legislation, the Executive will not be entitled to receive any further Base Salary (except for pay, if any, accrued and owing under this Agreement or required under applicable employment standards legislation), severance pay, notice, payment in lieu of notice, benefits or damages of any kind, and for clarity, without limiting the foregoing, the Executive will not be entitled to any incentive compensation or bonus payment (including but not limited to any STI Bonus or awards under the LTI Plan), pro rata or otherwise, which has not already been paid by the Employer; and ii. the rights of the Executive with respect to any performance share units (“PSUs”), restricted sharDee units (“RSUs”) or stock options granted pursuant to the Parent’s Performance Share Unit Plan (the “PSU Plan”),stock option plan (the “Option Plan”), or the 2023 Share Incentive Plan (the “Omnibus Plan”) as applicable, and pursuant to any and all PSU, RSU or stock option grant agreements, will be governed pursuant to the terms of the PSU Plan, Option Plan and Omnibus Plan, and respective grant agreements for such PSUs, RSUs and stock options. b. Termination for Good Reason: The Executive may terminate his employment with the Employer for Good Reason by delivery of written notice to the Employer within the sixty (60) day period commencing upon the occurrence of Good Reason including the basis for such Good Reason (with such termination effective thirty (30) days after such written notice is delivered to the Employer). In the event of a termination of the Executive’s employment for Good Reason, the Executive will receive pay and benefits as if terminated by the Employer without Cause under Section 9 c., below, and the termination shall be regarded as a termination without Cause for purposes of the Option Plan, PSU Plan and Omnibus Plan, as applicable. In this Agreement, “Good Reason” means a material adverse change by the Employer or an affiliate, without the Executive’s consent, to the Executive’s position,

Page 6 of 20 authority, duties, responsibilities, Executive’s primary place of business in Philadelphia, Base Salary or the annual target incentive compensation opportunity the Executive is eligible to earn, but does not include a change in the Executive’s duties and/or responsibilities arising from a change in the scope or nature of the Employer’s or Parent’s business operations, provided such change does not materially affect the Executive’s position or authority or is a change across the board affecting similar executives in a similar fashion. c. Termination without Cause: The Employer may terminate the Executive’s employment at any time, without Cause by providing the Executive with the following: i. Two years’ Base Salary and STI Bonus at Target; ii. all equity awards will be governed by the terms of the relevant plan; iii. an STI Bonus (at target) for the year of termination of employment, pro-rated based on the number of days in the year prior to the Termination Date (as defined below); and iv. subject to the Executive’s continued eligibility under the applicable plans, continued extended health and dental benefits coverage at active employee rates until the earlier of the second anniversary of the termination of the Executive’s employment or the date on which the Executive begins new full-time employment. For greater clarity, termination of employment due to death or disability shall not be considered a “Termination without Cause”. . d. Resignation: The Executive may terminate his employment with the Employer at any time by providing the Employer with three (3) months’ notice in writing to that effect. If the Executive provides the Employer with written notice under this Section, the Employer may waive such notice, in whole or in part, in which case the Employer will pay the Executive the Base Salary only for the amount of time remaining in that notice period, plus any minimum entitlements required under applicable employment standards legislation (if any) and the Executive’s employment will terminate on the earlier date specified by the Employer without any further compensation. In the event of resignation, the rights of the Executive with respect to any PSUs, RSUs or stock options granted pursuant to the PSU Plan, Option Plan, or Omnibus Plan, as applicable, and pursuant to any and all PSU, RSU and stock option grant agreements, will be governed pursuant to the terms of the PSU Plan, Option Plan and Omnibus Plan, and the respective grant agreements for such PSUs, RSUs and stock options. e. Retirement: In the event of the Executive’s retirement, as defined by the Employer’s policies, the rights of the Executive with respect to any PSUs, RSUs or stock options granted pursuant to the PSU Plan, Option Plan or Omnibus Plan, as applicable, and pursuant to any and all PSU, RSU and stock option grant agreements, will be governed pursuant to the terms of the PSU Plan, Option Plan and Omnibus Plan, as applicable, and respective grant agreements for such PSUs, RSUs and stock options. f. Termination Without Cause or For Good Reason Following Change of Control: In the event of Termination without Cause or for Good Reason within one (1) year of a change of control of Parent or the Employer, the Executive will have the rights set forth in the Change of Control

Page 7 of 20 Agreement attached as Appendix “B” hereto, which the Executive will execute concurrently with executing this Agreement. g. Deductions and withholdings: All payments under this Section are subject to applicable statutory and regular payroll deductions and withholdings in the US as applicable. h. Terms of Payment upon Termination: i. Upon termination of the Executive’s employment, for any reason, subject to Section 9 b. and except as limited by Section 9 h. (ii), the Employer will pay the Executive all earned and unpaid Base Salary, earned and unpaid vacation pay, and a prorated STI Bonus (at target), up to and including the Executive’s last day of active employment with the Employer (the “Termination Date”), with such payment to be made within five (5) business days of the Termination Date. ii. In the event of resignation by the Executive or termination of the Executive’s employment for Cause, no STI Bonus (at target or otherwise) will be payable to the Executive unless specifically required by the minimum standards of applicable employment standards legislation; and iii. Upon termination of the Executive’s employment, for any reason, on the Termination Date, the Executive will immediately deliver to the Employer all files, computer disks, Confidential Information, information and documents pertaining to the Employer’s Business, and all other property of the Employer that is in the Executive’s possession or control, without making or retaining any copy, duplication or reproduction of such files, computer disks, Confidential Information, information or documents without the Employer’s express written consent. i. Other than as expressly provided herein, the Executive will not be entitled to receive any further pay or compensation, severance pay, notice, payment in lieu of notice, incentives, bonuses, benefits, rights and damages of any kind, andthe Executive acknowledges and agrees that, in the event of a payment under Section 9b. or Section 9 c. of this Agreement, the Executive will not be entitled to any other payment in connection with the termination of the Executive’s employment, unless specifically required by the minimum standards of applicable employment standards legislation. j. Notwithstanding the foregoing, in the event of a termination without Cause or for Good Reason, the Employer will not be required to pay any termination payments under this Agreement to the Executive, beyond that earned by the Executive up to and including the Termination Date or required to be paid to the Executive under the minimum standards of applicable employment standards legislation, unless the Executive signs within forty (40) days of the Termination Date and does not revoke a full and general release (the “Release”) of any and all claims that the Executive has against the Employer, Parent and their affiliates and such entities’ past and then current officers, directors, owners, managers, members, agents and employees relating to all matters, in form and substance satisfactory to the Employer, provided, however, that the payment shall not occur prior to the effective date of the Release, provided further that if the maximum period during which Executive can consider and revoke the release begins in one calendar year and ends in another calendar year, then such payment shall not be made until the first payroll date occurring after the later of (A) the last day of the calendar year in which such period begins, and (B) the date on which the Release becomes effective.

Page 8 of 20 k. Notwithstanding any changes in the terms and conditions of the Executive’s employment which may occur in the future, including any changes in position, duties or compensation, the termination provisions in this Agreement will continue to be in effect for the duration of the Executive employment with the Employer unless otherwise amended in writing and signed by the Employer. l. Agreement authorizing payroll deductions: If, on the date the employment relationship ends, regardless of the reason, the Executive owes the Employer any money (whether pursuant to an advance, overpayment, debt, error in payment, or any other reason), the Executive hereby authorizes the Employer, and agrees to execute any necessary documents associated with such authorization, to deduct any such debt amount from the Executive’s salary, severance or any other payment due to the Executive. Any remaining debt will be immediately payable to the Employer and the Executive agrees to satisfy such debt within 14 days of the Termination Date or any demand for repayment. 10. SHARE OWNERSHIP REQUIREMENTS a. The Executive will be subject to the Parent’s share ownership guideline policy, as amended from time to time. The current share ownership requirement for this position is five times base salary. b. The Executive will be required to hold a portion of the after-tax value of payout/gains from the annual long-term incentive program in common shares of the Employer: 100% of after- tax value from payouts/gains is to be held in common shares until ownership guidelines are met; thereafter, 50% of after-tax value of each such payout/gain is to be held for a period of at least two years following the applicable payout date. In addition, the Executive will be required to hold the common shares previously awarded to the Executive by the Employer, equal to one times the Base Salary and STI Bonus paid in the previous year, for a period of at least one year after the Termination Date, except in the event a termination of Executive without Cause or for Good Reason, and except as may be necessary for Executive to meet tax obligations. 11. CONFIDENTIAL INFORMATION a. In this Agreement “Confidential Information” means information proprietary to the Employer that is not publicly known or available, including but not limited to personnel information, customer information, supplier information, contractor information, pricing information, financial information, marketing information, business opportunities, technology, research and development, manufacturing and information relating to intellectual property, owned, licensed, or used by the Employer or in which the Employer otherwise has an interest, and includes Confidential Information created by the Executive in the course of his employment, jointly or alone. The Executive acknowledges that the Confidential Information is the exclusive property of the Employer. b. The Executive agrees at all times during the Term and after the Term, to hold the Confidential Information in strictest confidence and not to disclose it to any person or entity without written authorization from the Employer and the Executive agrees not to copy or remove it from the Employer’s premises except in pursuit of the Employer’s business, or to use or attempt to use it for any purpose other than the performance of the Executive’s duties on behalf of the Employer.

Page 9 of 20 c. The Executive agrees, at all times during and after the Term, not use or take advantage of the Confidential Information for creating, maintaining or marketing, or aiding in the creation, maintenance, marketing or selling, of any products and/or services which are competitive with the products and services of the Employer. d. Upon the request of the Employer, and in any event upon the termination of the Executive’s employment with the Employer, the Executive will immediately return to the Employer all materials, including all copies in whatever form containing the Confidential Information which are within the Executive’s possession or control. 12. INVENTIONS a. In this Agreement, “Invention” means any invention, improvement, know-how, method, process, advertisement, concept, system, apparatus, design or computer program or software, system, database, or any direct or indirect results created, reduced to practice, conceived, authored, or otherwise developed during the Executive’s employment. b. The Executive acknowledges and agrees that all rights, title and interests, including all intellectual property rights, in and to every Invention which the Executive may, at any time during the terms of his employment with the Employer or its affiliates, make, devise or conceive, reduced to practice, conceived, authored, or otherwise developed, individually or jointly with others, whether during the Employer’s business hours or otherwise, and which relates in any manner to the Employer’s business will belong to, and be the exclusive property of the Employer, and the Executive will make full and prompt disclosure to the Employer of every such Invention. The Executive hereby irrevocably and unconditionally waives all moral rights that the Executive may have in every such Invention, such waiver effective upon the creation of each Invention. c. The Executive undertakes to, and hereby does, assign to the Employer, or its nominee, all rights, title, and interests, including all intellectual property rights, in and to every such Invention, such assignment effective upon the creation of each Invention, and to execute all confirmatory assignments, confirmatory moral rights waivers or other instruments and to do any other things necessary and proper to confirm the Employer’s right, title and interests in and to every such Invention. The Executive further undertakes to perform all proper acts within his power necessary or desired by the Employer to obtain letters patent in the name of the Employer and at the Employer’s expense for every such Invention in whatever countries the Employer may desire, without payment by the Employer to the Executive of any royalty, license fee, price or additional compensation. d. The Executive acknowledges that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of the Executive’s employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). 13. NON-SOLICITATION a. The Executive acknowledges that in the course of the Executive’s employment with the Employer the Executive will develop close relationships with the Employer’s clients, customers and employees, and that the Employer’s goodwill depends on the development and maintenance of such relationships. The Executive acknowledges that the preservation of the Employer’s goodwill and the protection of its relationships with its customers and employees are proprietary rights that the Employer is entitled to protect.

Page 10 of 20 b. The Executive will not during the Applicable Period, whether individually or in partnership or jointly or in conjunction with any person or persons, as principal, agent, shareholder, director, officer, employee or in any other manner whatsoever: i. solicit any client or customer of the Employer with whom the Executive dealt during the twelve (12) months immediately prior to the termination of the Executive’s employment with the Employer (however caused) for the purposes of (a) causing or trying to cause such client or customer to cease doing business with the Employer or to reduce such business with the Employer by diverting it elsewhere or (b) providing products or services that are the same as or competitive with the business of the Employer in the area of facilitating the exchange of industrial equipment, provided, for greater clarity, that such limitation shall not restrict the Executive from the general exchange of industrial equipment as part of the normal business operations of a future employer where such employer is not engaged in the exchange of industrial equipment by way of auctions or online equipment exchange platforms similar to those operated by the Employer; or ii. seek in any way to solicit, engage, persuade or entice, or attempt to solicit, engage, persuade or entice any employee of the Employer, to leave his or her employment with the Employer, The “Applicable Period” means a period of eighteen (18) months following termination, regardless of the reason for such termination or the party effecting it. 14. NON-COMPETITION a. The Executive agrees that, without the prior written consent of the Employer, the Executive will not, directly or indirectly, in a capacity similar to that of the Executive with the Employer, carry on, be engaged in, be concerned with or interested in, perform services for, or be employed in a business which is the same as or competitive with the business of the Employer in the area of asset management or facilitating the exchange of industrial equipment, or in the area of the buying, selling or auctioning of industrial equipment, either individually or in partnership or jointly or in conjunction with any person as principal, agent, employee, officer or shareholder. The foregoing restriction will be in effect for a period of eighteen (18) months following the termination of the Executive’s employment, regardless of the reason for such termination or the party effecting it, within the geographical area of Canada and the United States. 15. NON-DISPARAGEMENT a. The Executive agrees that he will permanently refrain from directly or indirectly expressing, publishing or broadcasting, or otherwise disseminating or distributing any comments, statements or other communications, which a reasonable person would regard as reflecting adversely on the character, reputation or goodwill of the Employer, Parent, or any of their affiliates or any of their employees, officers, directors, investors, shareholders or agents, or which a reasonable person would regard as reflecting adversely on any aspect of their management, businesses, operations, products, or services. b. For the avoidance of doubt, this provision continues in full effect after the Termination Date, regardless of the reason for or circumstances of the cessation of the Executive’s employment.

Page 11 of 20 16. REMEDIES FOR BREACH OF RESTRICTIVE COVENANTS a. The Executive acknowledges that the restrictions contained in Sections 9 h. iii., 11, 12, 13, 14 and 15of this Agreement are, in view of the nature of the Employer’s business, reasonable and necessary in order to protect the legitimate interests of the Employer and that any violation of those Sections would result in irreparable injuries and harm to the Employer, and that damages alone would be an inadequate remedy. b. The Executive hereby agrees that the Employer will be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach or recurrence of a breach of this Agreement and that the Employer will be entitled to its reasonable legal costs and expenses, including but not limited to its attorneys’ fees, incurred in properly enforcing a provision of this Agreement. c. Nothing contained herein will be construed as a waiver of any of the rights that the Employer may have for damages or otherwise. d. The Executive and the Employer expressly agree that the provisions of Sections 9 h. iii., 11, 12, 13, 14, 15 and 22 of this Agreement will survive the termination of the Executive’s employment for any reason. 17. GOVERNING LAW a. This Agreement will be governed by the laws of the Province of British Columbia. 18. SEVERABILITY a. All sections, paragraphs and covenants contained in this Agreement are severable, and in the event that any of them will be held to be invalid, unenforceable or void by a court or arbitrator of competent jurisdiction, such sections, paragraphs or covenants will be severed and the remainder of this Agreement will remain in full force and effect. 19. ENTIRE AGREEMENT a. This Agreement, including the Appendices, and any other documents referenced herein, contains the complete agreement concerning the Executive’s employment by the Employer and will, as of the date it is executed, supersede any and all other employment agreements between the parties. b. The parties agree that neither of them has made any representations, including but not limited to negligent misrepresentations, to the other except such representations as are specifically set forth in this Agreement, and that any statements or representations that may previously have been made by either of them to the other have not been relied on in connection with the execution of this Agreement and are of no effect. c. No waiver, amendment or modification of this Agreement or any covenant, condition or restriction herein contained will be valid unless executed in writing by the party to be charged therewith, with the exception of those modifications expressly permitted within this Agreement. Should the parties agree to waive, amend or modify any provision of this Agreement, such waiver, amendment or modification will not affect the enforceability of any other provision of this Agreement. Notwithstanding the foregoing, the Employer may unilaterally amend the provisions of Section 10 c. relating to provision of certain health

Page 12 of 20 benefits following termination of employment to the extent the Employer deems necessary to avoid the imposition of excise taxes, penalties or similar charges on the Employer or any of its Affiliates, including, without limitation, under Section 4980D of the U.S. Internal Revenue Code. 20. CONSIDERATION a. The parties acknowledge and agree that this Agreement has been executed by each of them in consideration of the mutual premises and covenants contained in this Agreement, the payment of $50.00 to the Executive, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged. The parties hereby waive any and all defenses relating to an alleged failure or lack of consideration in connection with this Agreement. 21. INTERPRETATION a. Headings are included in this Agreement for convenience of reference only and do not form part of this Agreement. 22. DISPUTE RESOLUTION In the event of a dispute arising out of or in connection with this Agreement, or in respect of any legal relationship associated with it or from it, which does not involve the Employer seeking a court injunction or other injunctive or equitable relief to protect its business, confidential information or intellectual property, that dispute will be resolved in strict confidence as follows: a. Amicable Negotiation – The parties agree that, both during and after the performance of their responsibilities under this Agreement, each of them will make bona fide efforts to resolve any disputes arising between them via amicable negotiations. b. Mediation: The parties agree to attempt to resolve all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with it or from it, by mediated negotiation with the assistance of a neutral person appointed by the Vancouver International Arbitration Centre administered under its Commercial Mediation Rules. c. Arbitration – If the dispute cannot be settled within 30 days after the mediator has been appointed, or such other period agreed to in writing by the parties, the dispute shall be referred to and finally resolved by arbitration administered by the Vancouver International Arbitration Centre, pursuant to its Rules. In the absence of any written agreement otherwise, the place of arbitration shall be Vancouver, British Columbia, Canada. 23. ENUREMENT a. The provisions of this Agreement will enure to the benefit of and be binding upon the parties, their heirs, executors, personal legal representatives and permitted assigns, and related companies. b. This Agreement may be assigned by the Employer in its discretion, in which case the assignee shall become the Employer for purposes of this Agreement. This Agreement will not be assigned by the Executive. Dated this 20th day of December, 2023

Page 13 of 20 Signed, Sealed and Delivered by James Kessler in the presence of: /s/ Carol Kessler Name Carol Kessler Address Occupation ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ James Kessler JAMES KESSLER RITCHIE BROS. AUCTIONEERS (CANADA) LTD. Per: /s/ Darren Watt Authorized Signatory

Page 14 of 20 APPENDIX “B” CHANGE OF CONTROL AGREEMENT THIS AGREEMENT executed on the 20th day of December, 2023. BETWEEN: RITCHIE BROS. AUCTIONEERS (CANADA) LTD., a corporation incorporated under the laws of Canada, and having an office at 9500 Glenlyon Parkway, Burnaby, British Columbia, V5J 0C6 (the “Company”) AND: JAMES KESSLER (the “Executive”) WITNESSES THAT WHEREAS: A. The Executive is an executive of the Company and the Parent Company (as defined below) and is considered by the Board of Directors of the Parent Company (the “Board”) to be a vital employee with special skills and abilities, and will be well-versed in knowledge of the Company’s business and the industry in which it is engaged; B. The Board recognizes that it is essential and in the best interests of the Company and its shareholders that the Company retain and encourage the Executive’s continuing service and dedication to his office and employment without distraction caused by the uncertainties, risks and potentially disturbing circumstances that could arise from a possible change in control of the Parent Company; C. The Board further believes that it is in the best interests of the Company and its shareholders, in the event of a change of control of the Parent Company, to maintain the cohesiveness of the Company’s senior management team so as to ensure a successful transition, maximize shareholder value and maintain the performance of the Company; D. The Board further believes that the service of the Executive to the Company requires that the Executive receive fair treatment in the event of a change in control of the Parent Company; and E. In order to induce the Executive to remain in the employ of the Company notwithstanding a possible change of control, the Company has agreed to provide to the Executive certain benefits in the event of a change of control. NOW THEREFORE in consideration of the premises and the covenants herein contained on the part of the parties hereto and in consideration of the Executive continuing in office and in the employment of the Company, the Company and the Executive hereby covenant and agree as follows: 1. Definitions In this Agreement,

Page 15 of 20 (a) “Agreement” means this Change of Control agreement as amended or supplemented in writing from time to time; (b) “Annual Base Salary” means the annual salary payable to the Executive by the Company from time to time, but excludes any bonuses and any director’s fees paid to the Executive by the Company; (c) “STI Bonus” means the annual at target short-term incentive bonus the Executive is eligible to earn under the Employment Agreement, in accordance with the short-term incentive bonus plan; (d) “Change of Control” means: (i) a Person, or group of Persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the Voting Shares of the Parent Company; (ii) a Person, or Group of Persons acting jointly or in concert, holding at least 25% of the Voting Shares of the Parent Company and being able to change the composition of the Board of Directors by having the Person’s, or Group of Persons’, nominees elected as a majority of the Board of Directors of the Parent Company; (iii) the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Parent Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or (iv) a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Company (a “Business Combination”), unless following such Business Combination the Parent Company beneficially owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries. (e) “Date of Termination” means the earlier of date when the Executive ceases to actively provide services to the Company, or the date when the Company instructs him to stop reporting to work; (f) “Employment Agreement” means the employment agreement between the Company and the Executive dated December 20, 2023, to which this Agreement is appended as Appendix “B”; (g) “Good Reason” means either: (i) Good Reason as defined in the Employment Agreement; or (ii) the failure of the Company to obtain from a successor to all or substantially all of the business or assets of the Parent Company, the successor’s agreement to continue to employ the Executive on substantially similar terms and conditions as contained in the Employment Agreement; (h) “Cause” has the meaning defined in the Employment Agreement.

Page 16 of 20 (i) “Parent Company” means Ritchie Bros. Auctioneers Incorporated. (j) “Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative and any national, provincial, state or municipal government; and (k) “Voting Shares” means any securities of the Parent Company ordinarily carrying the right to vote at elections for directors of the Board, provided that if any such security at any time carries the right to cast more than one vote for the election of directors, such security will, when and so long as it carries such right, be considered for the purposes of this Agreement to constitute and be such number of securities of the Parent Company as is equal to the number of votes for the election of directors that may be cast by its holder. 2. Scope of Agreement (a) The parties intend that this Agreement set out certain of their respective rights and obligations in certain circumstances upon or after Change of Control as set out in this Agreement. (b) This Agreement does not purport to provide for any other terms of the Executive’s employment with the Company or to contain the parties’ respective rights and obligations on the termination of the Executive’s employment with the Company in circumstances other than those upon or after Change of Control as set out in this Agreement. (c) Where there is any conflict between this Agreement and (i) the Employment Agreement, or (ii) a Company plan or policy relating to compensation or executive programs, the terms of this Agreement will prevail. 3. Compensation Upon or After Change of Control (a) If the Executive’s employment with the Company is terminated (i) by the Company without Cause upon a Change of Control or within two years following a Change of Control; or (ii) by the Executive for Good Reason upon a Change of Control or within one (1) year following a Change of Control: (i) the Company will pay to the Executive a lump sum cash amount equal to the aggregate of: A. two (2) times Base Salary; B. two (2) times at-target STI Bonus; C. two (2) times the annual premium cost that would be incurred by the Company to continue to provide to the Executive all health, dental and life insurance benefits provided to the Executive immediately before the Date of Termination; D. the earned and unpaid Base Salary and vacation pay to the Date of Termination; and E. an amount calculated by dividing by 365 the Executive’s target bonus under the STI Bonus for the fiscal year in which the Date of Termination

Page 17 of 20 occurs, and multiplying that number by the number of days completed in the fiscal year as of the Date of Termination. (ii) the Executive will continue to have all rights under the Amended and Restated Stock Option Plan of the Parent Company (the “Option Plan”) and the 2023 Share Incentive Plan (the “Omnibus Plan”) as applicable, and under option agreements entered into in accordance therewith, with respect to options granted on or before the Date of Termination, as if the Executive’s employment had been terminated by the Company without cause; and (iii) the Executive will continue to have all rights held by the Executive pursuant to the Company’s Performance Share Unit Plan (the “PSU Plan”) and the Omnibus Plan, as applicable, and under any and all grant agreements representing performance share units or restricted share units, granted on or before the Change of Control. (b) All amounts payable pursuant to this section 3 are subject to required statutory deductions and withholdings. (c) No payment pursuant to this Section 3, except any payment required to be made under the minimum standards of applicable employment standards legislation, shall be made unless the Executive signs within sixty (60) days of the Termination Date and does not revoke a full and general release (the “Release”) of any and all claims that the Executive has against the Company or its affiliates and such entities’ past and then current officers, directors, owners, managers, members, agents and employees relating to all matters, in form and substance satisfactory to the Company, provided, however, that the payment shall not occur prior to the effective date of the Release, provided further that if the maximum period during which Executive can consider and revoke the release begins in one calendar year and ends in another calendar year, then such payment shall not be made until the first payroll date occurring after the later of (A) the last day of the calendar year in which such period begins, and (B) the date on which the Release becomes effective. 4. Binding on Successors (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in favour of the Executive and in form and substance satisfactory to the Executive, to expressly assume and agree to perform all the obligations of the Company under this Agreement that would be required to be observed or performed by the Company pursuant to section 3. As used in this Agreement, “Company” means the Company and any successor to its business or assets as aforesaid which executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. (b) This Agreement will enure to the benefit of and be enforceable by the Executive’s successors and legal representatives but otherwise it is not assignable by the Executive. 5. No Obligation to Mitigate; No Other Agreement (a) The Executive is not required to mitigate the amount of any payment or benefit provided for in this Agreement, or any damages resulting from a failure of the Company to make

Page 18 of 20 any such payment or to provide any such benefit, by seeking other employment, taking early retirement, or otherwise, nor, except as expressly provided in this Agreement, will the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as a result of taking early retirement, employment by another employer after termination or otherwise. (b) The Executive represents and warrants to the Company that the Executive has no agreement or understanding with the Company in respect of the subject matters of this Agreement, except as set out in this Agreement. 6. Exhaustive Compensation The Executive agrees with and acknowledges to the Company that the compensation provided for under section 3 of this Agreement is all the compensation payable by the Company to the Executive in relation to a Change of Control, or his termination from employment upon or subsequent to a Change of Control, under the circumstances provided for in this Agreement. The Executive further agrees and acknowledges that in the event of payment under section 3 of this Agreement, he will not be entitled to any termination payment under the Employment Agreement. 7. Amendment and Waiver No amendment or waiver of this Agreement will be binding unless executed in writing by the parties to be bound by this Agreement. 8. Choice of Law This Agreement will be governed and interpreted in accordance with the laws of the Province of British Columbia, which will be the proper law hereof. 9. Dispute Resolution (a) Amicable Negotiation: The parties agree that at all times, each of them shall make bona fide efforts to resolve any disputes arising between them relating to this Agreement by amicable negotiations. (b) Mediation: The parties agree to attempt to resolve all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with it or from it, by mediated negotiation with the assistance of a neutral person appointed by the Vancouver International Arbitration Centre administered under its Commercial Mediation Rules. (c) Arbitration: If the dispute cannot be settled within 30 days after the mediator has been appointed, or such other period agreed to in writing by the parties, the dispute shall be referred to and finally resolved by arbitration administered by the Vancouver International Arbitration Centre, pursuant to its Rules. In the absence of any written agreement otherwise, the place of arbitration shall be Vancouver, British Columbia, Canada 10. Severability

Page 19 of 20 If any section, subsection or other part of this Agreement is held by a court or arbitrator of competent jurisdiction to be invalid or unenforceable, such invalid or unenforceable section, subsection or part will be severable and severed from this Agreement, and the remainder of this Agreement will not be affected thereby but remain in full force and effect. 11. Notices Any notice or other communication required or permitted to be given hereunder must be in writing and given by facsimile or other means of electronic communication, or by hand-delivery, as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication or by hand delivery, will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. Notices and other communications will be addressed as follows:

Page 20 of 20 (a) if to the Executive, to such address as the Executive has provided in writing. (b) if to the Company: 9500 Glenlyon Parkway Burnaby, British Columbia V5J 0C6 Attention: Chief Legal Officer Facsimile: (778) 331-5501 12. Copy of Agreement The Executive hereby acknowledges receipt of a copy of this Agreement executed by the Company. RITCHIE BROS. AUCTIONEERS (CANADA) LTD. By: /s/ Darren Watt___________________ Name: _Darren Watt____________________ Signed, Sealed and Delivered by James Kessler in the presence of: /s/ Carol Kessler Name Carol Kessler Address Occupation ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) /s/ James Kessler JAMES KESSLER